Exhibit 99.1




     Kerr-McGee Schedules Interim First-Quarter Conference Call and Webcast
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         OKLAHOMA CITY (March 16, 2001) - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. ET, March 21, 2001, to discuss its interim first-quarter operating results and expectations for the future.
         Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 212-896-6011. A replay of the call will be available for 48 hours at 800-633-8284, #18283777 within the United States or 858-812-6440, #18283777, outside the United States. The webcast replay will be temporarily archived on the company's website.
         Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of $7.7 billion.
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CONTACT: Debbie Schramm
         (405) 270-2877